Exhibit 10.3

PROMISSORY NOTE

$1,586,667.66	February 29, 2008

BUCKEYE VENTURES, INC., a Nevada corporation (the “Company”), for value received, hereby promises to pay Timothy E. Gallagher (the “Holder”) the principal amount of One Million Five Hundred Eighty Six Thousand Six Hundred Sixty Seven and 66/100 Dollars ($1,586,667.66), together with accrued interest thereon at the rate of (4.375%) per annum (computed on the basis of a 360-day year of 30 day months) computed as provided in this Note (as defined below). This Promissory Note (this “Note”) is being issued pursuant to that certain Agreement and Plan of Merger dated as of February 29, 2008 by and among the Company, GHA Acquisition Corp., Gallagher’s Heating & Air Conditioning, Inc., a California corporation (the “Operating Company”), and the Holder (the “Merger Agreement”) and is subject to the terms and conditions set forth therein. Capitalized terms used and not otherwise defined in this Note shall have the meanings ascribed to such terms in the Merger Agreement.

The Company shall make (i) sixteen monthly principal and interest payments in the aggregate amount equal to One Hundred Thousand Dollars ($100,000) commencing on January 29, 2009 and continuing on the same day of each month thereafter through and including April 29, 2010, and (ii) one final payment equal to the unpaid principal balance and any accrued interest on May 29, 2010; provided, however, the Borrower may elect, in its sole discretion, to defer the payment of up to one of the first eight regularly scheduled payments described in clause (i) above and up to one of last eight regularly scheduled payments described in clause (i) above (each a “Deferred Payment”) in which case, if deferred, the first Deferred Payment shall be rescheduled so as to be payable on May 29, 2010 and automatically extend the due date of the final scheduled monthly installment described in clause (ii) to June 29, 2010 and, if a second payment is so deferred as permitted, the second Deferred Payment shall be rescheduled so as to be payable on June 29, 2010 and automatically extend the due date of the final scheduled monthly installment described in clause (ii) to July 29, 2010. No Deferred Payment shall result in any change in the principal or interest to be paid under this Note and the amortization of this Note shall continue to be based upon the schedule set forth on Exhibit A attached hereto as if such payment were not deferred. Notwithstanding the foregoing, the initial payments required to be paid under this Note shall be offset by and reduced by the Additional Note Adjustment Amount as determined and finally adjusted pursuant to Schedule 2.4 to the Merger Agreement, with the Additional Note Adjustment Amount to be applied to reduce the next scheduled installment(s) under this Note.

The Company shall have the right to prepay this Note in whole or in part without penalty at any time and from time to time with or without prior notice. Upon any prepayment of this Note the prepayment shall be applied to reduce the next regularly scheduled installment(s) and the portions of each future regularly scheduled payment applied to principal and interest (and Exhibit A) shall be adjusted accordingly. Except as expressly provided in this Note, payments of principal and interest on this Note shall be made in lawful money of the United States of America paid by check to the Holder delivered to the Holder at its address identified in the Merger Agreement, or such other location as the holder of this Note shall have designated by written notice to the Company ; provided, however, that at the election of the Company, all or any part of the principal and interest due hereunder may be paid by wire transfer to an account designated by the Holder.

If any payment hereunder becomes due and payable on a Saturday, Sunday, or legal holiday under the laws of the State of California, the due date thereof shall be extended to the next succeeding business day, and no additional interest shall be payable thereon during such extension.

In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Holder has received interest hereunder in excess of the highest rate applicable hereto, the Holder shall promptly apply to such excess amount to the unpaid principal balance or, to the extent no such balance exists, refund such excess interest to the Company.

To the extent applicable, the Company may withhold any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority from any amounts payable to the Holder hereunder and the Company shall send to the Holder notice showing payment thereof. The Company will not be responsible for any income tax of the Holder with respect to this Note.

If any of the following conditions or events (each an “Event of Default” and collectively, the “Events of Default”) shall occur and be continuing:

(a) if the Company shall default in the payment of any principal or interest on this Note when the same becomes due and payable, whether at maturity or otherwise, and such payment shall not have been made within twenty-five (25) days after written notice of default shall have been received by the Company from the Holder; or

(b) if the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any custodian, trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, or if the Company or its directors or majority stockholders (or such greater number as may be required to effect such action) shall take any action looking to the dissolution or liquidation of the Company; or

(c) if, within sixty (60) days after the commencement of an involuntary bankruptcy proceeding or other action against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any custodian, trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointments shall not have been vacated;

then the Holder hereof may at any time (unless all Events of Default shall theretofore have been remedied or cured) at its option, by written notice to the Company, declare this Note to be due and payable, whereupon this Note shall forthwith mature and become due and payable, together with interest accrued and unpaid hereon, without presentment, demand, protest or notice, all of which are hereby waived.

This Note is a nonrecourse note and is secured solely by security interests and liens in the shares of stock and assets of the Operating Company granted in the Security Documents. The Company shall be liable upon the indebtedness evidenced by this Note, for all sums to accrue or to become payable hereon and for performance of any covenants contained in this Note or in the Security Documents to the extent, but only to the extent, of the security granted to the Holder pursuant to the Security Documents. No attachment, execution or other writ or process shall be sought, issued or levied against the Company or upon any assets, properties or funds of the Company other than the properties and assets pledged pursuant to the Security Documents. In the event of any enforcement or foreclosure of such security interests, no judgment of any deficiency upon such indebtedness, sums and amounts shall be sought or obtained by the Holder against the Company.

Notwithstanding anything to the contrary contained in this Note, in the event that the Company, GHA Acquisition Corp. or the Operating Company (each, an “Indemnified Party”) is (or, pending resolution of a disputed claim, may be) entitled to receive any amounts from the Stockholder (an “Indemnifying Party”) under the Merger Agreement or under any of the other documents executed or to be executed in connection with the Merger Agreement, including without limitation any amounts owed under Schedule 2.4 or under the indemnification provisions of Article 11 of the Merger Agreement, the Company may take any one or more of the following actions (and such actions shall not result in an Event of Default under this Agreement):

(i) offset and deduct from any amounts to be paid to the Holder of this Note any amounts owed by any Indemnifying Party to any Indemnified Party under the Merger Agreement or any other agreement or document executed in connection with the Merger Agreement; or

(ii) pending resolution of any claim, withhold from the amounts to be paid to the Holder of this Note any amounts which may be owed by any Indemnifying Party to any Indemnified Party under the Merger Agreement or any other agreement or document executed in connection with the Merger Agreement;

In either case, neither such amount nor any interest on such amount shall be required to be paid by the Company to Holder, provided, however, that if within thirty (30) days the Holder notifies the Company that it disputes the amounts so offset, deducted or withheld, then if and to the extent the Holder prevails with respect to such dispute amounted the Holder shall be entitled to any interest required to be paid pursuant to this Note with respect to the disputed amount and not paid as a result of the operation of this sentence.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF CALIFORNIA.

All notices delivered pursuant to the terms hereof shall be deemed to have been duly given when given in accordance with the terms of the Merger Agreement.

Whenever in this Note reference is made to the Company or the Holder, such reference shall be deemed to include their respective heirs, legal representatives, successors and assigns; provided, however, that the Holder may not transfer this Note or any portion of this Note or any of its rights under this Note or any portion hereof, without the consent of the Company.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized officer on the date first above written.

BUCKEYE VENTURES, INC.

By:	/s/ Alan J. Mintz
Alan J. Mintz
President